NEWS RELEASE

For Immediate Release
October 24, 2024

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169
City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.4 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $29.8 million and diluted earnings of $2.02 per share for the quarter ended September 30, 2024. In the third quarter of 2024, the Company achieved a return on assets of 1.87% and a return on tangible equity of 20.9%.

Net Interest Income

The Company’s net interest income increased approximately $1.0 million, or 1.8%, from $54.6 million during the second quarter of 2024 to $55.6 million during the third quarter of 2024. The Company’s tax equivalent net interest income increased $1.0 million, or 1.8%, from $54.8 million for the second quarter of 2024 to $55.8 million for the third quarter of 2024. Due to an increase in the yield on loans (7 basis points) and an increase in average loans outstanding ($41.1 million), net interest income increased $1.4 million and $0.6 million, respectively. In addition, net interest income increased $0.4 million due to an increase in the average investment balances ($41.5 million). These increases were partially offset by an increase in the cost of interest bearing liabilities (7 basis points) which decreased net interest income by $0.8 million, and lower average deposits in depository institutions balances ($36.5 million) that lowered net interest income by $0.5 million. The Company’s reported net interest margin remained steady at 3.87% for both the second and third quarters of 2024.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.25%, or $10.2 million, at June 30, 2024 to 0.39%, or $16.2 million, at September 30, 2024. Total past due loans increased slightly from $10.9 million, or 0.26% of total loans outstanding, at June 30, 2024, to $11.3 million, or 0.27% of total loans outstanding at September 30, 2024.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a provision for credit losses of $1.2 million in the third quarter of 2024, compared to a provision for credit losses of $0.2 million for the comparable period in 2023, and a provision for credit losses of $0.5 million for the second quarter of 2024. The provision for credit losses in the third quarter was primarily related to a commercial loan for a movie theater that had been originated in September 2014. The loan had paid according to terms but cash flows began deteriorating during the COVID-19 crisis which began in 2020. Due to further operating weaknesses during 2024, the loan was transferred to nonaccrual status and a $2.0 million charge-off was recorded in the quarter ending September 30, 2024, leaving an outstanding balance of approximately $6.7 million. The Company has only one other loan to a movie theater and the outstanding balance of that performing loan is under $5.0 million. This charge-off was partially offset by a $0.75 million reversal of a reserve on a purchase credit deteriorated loan that was paid off in full during the quarter ended September 30, 2024.

Non-interest Income

Non-interest income was $20.3 million during the quarter ended September 30, 2024, as compared to $17.4 million during the quarter ended September 30, 2023. During the third quarter of 2024, the Company reported $0.4 million of unrealized fair value gains on the Company’s equity securities, as compared to $0.7 million of realized security losses during the third quarter of 2023.

Exclusive of the realized security loss, non-interest income increased $1.9 million, or 10.3%, from $18.1 million for the third quarter of 2023 to $20.0 million for the third quarter of 2024. This increase was attributable to an increase of $0.6 million (77.8%) in bank owned life insurance (due to death benefit proceeds), an increase of $0.5 million (21.3%) in trust and investment management fee income, an increase of $0.4 million (5.7%) in service fees, and an increase of $0.3 million (4.1%) in bankcard revenues.

Non-interest Expenses

Non-interest expenses increased $2.6 million, or 7.5%, from $35.0 million in the third quarter of 2023 to $37.6 million in the third quarter of 2024. This increase was largely due to an increase in other expenses of $1.1 million and an increase in salaries and employee benefits of $1.0 million. In addition, equipment and software related expenses increased $0.6 million and advertising expenses increased $0.3 million.

Balance Sheet Trends

Gross loans increased $45.0 million (1.1%) from June 30, 2024 to $4.16 billion at September 30, 2024. Commercial and industrial loans increased $16.1 million (3.9%), commercial real estate loans increased $12.2 million (0.7%), home equity loans increased $10.5 million (5.9%), and residential real estate loans increased $9.3 million (0.5%) during the quarter ended September 30, 2024.

Period-end deposit balances increased $35.4 million, or 0.7%, from June 30, 2024 to September 30, 2024. Total average depository balances increased $15.5 million, or 0.3%, from the quarter ended June 30, 2024 to the quarter ended September 30, 2024. Average time balances increased $49.2 million and were partially offset by decreases in average savings deposit balances of $28.3 million and decreases in average noninterest-bearing demand deposit balances of $6.9 million.

Income Tax Expense

The Company’s effective income tax rate for the third quarter of 2024 was 19.7% compared to 20.1% for the year ended December 31, 2023 and 21.1% for the quarter ended September 30, 2023.

Capitalization and Liquidity

The Company’s gross loan to deposit ratio was 81.5% and its gross loan to asset ratio was 64.6% at September 30, 2024. The Company maintained investment securities totaling 23.2% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 60.6% of assets at September 30, 2024. Time deposits fund 18.7% of assets at September 30, 2024, with only 14.4% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of September 30, 2024, City National had the capacity to borrow an additional $1.6 billion from these existing borrowing facilities. In addition, approximately $765 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $730 million of City National’s investment securities unpledged at September 30, 2024.

The Company continues to be strongly capitalized with tangible equity of $581 million at September 30, 2024. The Company’s tangible equity ratio increased from 8.6% at December 31, 2023 to 9.3% at September 30, 2024. At September 30, 2024, City National’s Leverage Ratio was 10.2%, its Common Equity Tier I ratio was 16.0%, its Tier I Capital ratio was 16.0%, and its Total Risk-Based Capital ratio was 16.5%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On September 25, 2024, the Board of Directors of the Company approved a quarterly cash dividend of $0.79 per share payable October 31, 2024, to shareholders of record as of October 15, 2023. This represents a 10.0% increase from the $0.715 per share dividend paid on July 31, 2024.

City National operates 97 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its September 30, 2024 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary September 30, 2024 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023

Earnings
Net Interest Income (fully taxable equivalent)	$55,823	$54,847	$54,647	$54,889	$55,855	$165,318	$165,379
Net Income available to common shareholders	29,809	29,115	29,523	27,452	29,839	88,447	86,913

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.02	$1.96	$1.98	$1.84	$1.98	$5.96	$5.78
Diluted	2.02	1.96	1.97	1.84	1.98	5.96	5.77
Weighted average number of shares (in thousands):
Basic	14,633	14,695	14,795	14,758	14,922	14,691	14,906
Diluted	14,654	14,710	14,819	14,785	14,945	14,711	14,928
Period-end number of shares (in thousands)	14,702	14,701	14,825	14,832	14,901	14,702	14,901
Cash dividends declared	$0.79	$0.72	$0.72	$0.72	$0.72	$2.22	$2.02
Book value per share (period-end)	50.42	46.71	46.02	45.65	40.94	50.42	40.94
Tangible book value per share (period-end)	39.49	35.75	35.10	34.69	29.98	39.49	29.98
Market data:
High closing price	$123.29	$106.43	$111.40	$115.77	$99.49	$123.29	$100.27
Low closing price	104.53	98.35	99.28	87.43	87.51	98.35	83.57
Period-end closing price	117.39	106.25	104.22	110.26	90.35	117.39	90.35
Average daily volume (in thousands)	56	57	63	62	62	59	76
Treasury share activity:
Treasury shares repurchased (in thousands)	—	142	36	70	109	179	597
Average treasury share repurchase price	$—	$100.24	$100.24	$90.61	$89.33	$100.24	$90.16

Key Ratios (percent)
Return on average assets	1.87%	1.85%	1.92%	1.78%	1.94%	1.88%	1.91%
Return on average tangible equity	20.9%	22.2%	22.7%	23.5%	24.1%	21.9%	23.9%
Yield on interest earning assets	5.43%	5.38%	5.33%	5.23%	5.08%	5.38%	4.87%
Cost of interest bearing liabilities	2.13%	2.06%	1.90%	1.70%	1.46%	2.03%	1.18%
Net Interest Margin	3.87%	3.87%	3.95%	3.98%	4.03%	3.90%	4.02%
Non-interest income as a percent of total revenue	26.5%	25.3%	25.0%	25.6%	24.6%	25.8%	25.5%
Efficiency Ratio	48.8%	49.3%	48.5%	47.4%	46.4%	48.9%	45.6%
Price/Earnings Ratio (a)	14.54	13.53	13.17	14.95	11.40	14.76	11.73

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.45%	10.90%	11.09%	10.27%	10.73%
Tangible equity to tangible assets	9.26%	8.50%	8.46%	8.57%	7.55%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.64%	16.10%	16.15%	15.70%	15.36%
Tier I	16.64%	16.10%	16.15%	15.70%	15.36%
Total	17.17%	16.64%	16.69%	16.23%	15.89%
Leverage	10.59%	10.30%	10.45%	10.23%	10.05%
City National Bank risk based capital ratios (b):
CET I	16.00%	15.17%	14.60%	13.79%	14.73%
Tier I	16.00%	15.17%	14.60%	13.79%	14.73%
Total	16.52%	15.72%	15.14%	14.32%	15.27%
Leverage	10.17%	9.68%	9.42%	8.94%	9.61%

Other (period-end)
Branches	97	97	97	98	99
FTE	940	948	953	957	966

Assets per FTE (in thousands)	$6,845	$6,689	$6,625	$6,447	$6,291
Deposits per FTE (in thousands)	5,428	5,345	5,304	5,157	5,120

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) September 30, 2024 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Interest Income
Interest and fees on loans	$61,407	$59,285	$59,128	$57,755	$55,582	$179,820	$154,939
Interest on investment securities:
Taxable	14,403	13,947	12,040	12,336	12,432	40,390	35,999
Tax-exempt	824	838	830	832	910	2,492	3,022
Interest on deposits in depository institutions	1,417	1,920	1,570	941	1,265	4,907	5,440
Total Interest Income	78,051	75,990	73,568	71,864	70,189	227,609	199,400

Interest Expense
Interest on deposits	17,072	15,897	14,097	12,479	10,551	47,066	24,808
Interest on short-term borrowings	3,788	3,900	3,621	3,693	2,990	11,309	8,334
Interest on FHLB long-term advances	1,586	1,568	1,423	1,026	1,034	4,577	1,683
Total Interest Expense	22,446	21,365	19,141	17,198	14,575	62,952	34,825
Net Interest Income	55,605	54,625	54,427	54,666	55,614	164,657	164,575
Provision for (recovery of) credit losses	1,200	500	(180)	(300)	200	1,520	3,543
Net Interest Income After Provision for (Recovery of) Credit Losses	54,405	54,125	54,607	54,966	55,414	163,137	161,032

Non-Interest Income
Net (losses) gains on sale of investment securities	(12)	—	(1)	(4,951)	(730)	(13)	43
Unrealized gains (losses) recognized on securities still held	353	364	(152)	365	—	565	67
Service charges	7,531	6,980	7,035	7,158	7,124	21,546	20,593
Bankcard revenue	7,346	7,245	6,800	7,109	7,058	21,391	20,851
Trust and investment management fee income	2,923	2,762	2,623	2,563	2,409	8,308	7,000
Bank owned life insurance	1,435	775	927	1,218	807	3,137	4,819
Other income	772	785	716	774	742	2,273	3,020
Total Non-Interest Income	20,348	18,911	17,948	14,236	17,410	57,207	56,393

Non-Interest Expense
Salaries and employee benefits	19,245	18,751	18,878	18,772	18,289	56,874	54,391
Occupancy related expense	2,774	2,856	2,840	2,917	2,950	8,470	8,401
Equipment and software related expense	3,431	3,130	2,929	2,824	2,830	9,490	8,805
FDIC insurance expense	734	718	711	868	919	2,163	2,054
Advertising	1,081	972	867	588	790	2,920	2,524

Bankcard expenses	2,271	2,290	2,039	2,014	2,188	6,600	5,433
Postage, delivery, and statement mailings	666	714	666	615	668	2,046	1,911
Office supplies	480	432	453	477	457	1,365	1,468
Legal and professional fees	500	551	482	478	529	1,533	1,557
Telecommunications	578	624	600	614	568	1,802	1,797
Repossessed asset losses (gains), net of expenses	21	6	229	(50)	40	256	78
Other expenses	5,857	5,728	5,206	4,992	4,800	16,791	19,993
Total Non-Interest Expense	37,638	36,772	35,900	35,109	35,028	110,310	108,412
Income Before Income Taxes	37,115	36,264	36,655	34,093	37,796	110,034	109,013
Income tax expense	7,306	7,149	7,132	6,641	7,957	21,587	22,100
Net Income Available to Common Shareholders	$29,809	$29,115	$29,523	$27,452	$29,839	$88,447	$86,913

Distributed earnings allocated to common shareholders	$11,506	$10,418	$10,505	$10,508	$10,554	$32,333	$29,744
Undistributed earnings allocated to common shareholders	18,025	18,439	18,757	16,696	19,004	55,291	56,356
Net earnings allocated to common shareholders	$29,531	$28,857	$29,262	$27,204	$29,558	$87,624	$86,100

Average common shares outstanding	14,633	14,695	14,795	14,758	14,922	14,691	14,906
Shares for diluted earnings per share	14,654	14,710	14,819	14,785	14,945	14,711	14,928

Basic earnings per common share	$2.02	$1.96	$1.98	$1.84	$1.98	$5.96	$5.78
Diluted earnings per common share	$2.02	$1.96	$1.97	$1.84	$1.98	$5.96	$5.77

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Assets
Cash and due from banks	$161,333	$141,168	$121,853	$123,033	$67,402
Interest-bearing deposits in depository institutions	132,616	76,818	196,829	33,243	43,314
Cash and cash equivalents	293,949	217,986	318,682	156,276	110,716

Investment securities available-for-sale, at fair value	1,462,795	1,456,685	1,347,657	1,338,137	1,358,219
Other securities	30,859	31,237	30,681	30,966	29,022
Total investment securities	1,493,654	1,487,922	1,378,338	1,369,103	1,387,241

Gross loans	4,157,830	4,112,873	4,091,788	4,125,923	4,007,482
Allowance for credit losses	(21,832)	(22,688)	(22,310)	(22,745)	(23,128)
Net loans	4,135,998	4,090,185	4,069,478	4,103,178	3,984,354

Bank owned life insurance	120,061	119,650	118,875	118,122	117,979
Premises and equipment, net	70,651	71,041	71,623	72,146	72,682
Accrued interest receivable	21,785	21,826	21,759	20,290	19,223
Net deferred tax assets	33,497	43,602	43,969	42,216	58,811
Intangible assets	160,640	161,236	161,832	162,568	163,461
Other assets	104,079	127,947	129,627	124,153	161,659
Total Assets	$6,434,314	$6,341,395	$6,314,183	$6,168,052	$6,076,126

Liabilities
Deposits:
Noninterest-bearing	$1,339,538	$1,354,660	$1,359,072	$1,342,804	$1,333,474
Interest-bearing:
Demand deposits	1,351,239	1,333,169	1,330,268	1,291,011	1,319,783
Savings deposits	1,208,828	1,233,834	1,266,211	1,259,457	1,282,642
Time deposits	1,203,046	1,145,617	1,100,250	1,040,990	1,009,235
Total deposits	5,102,651	5,067,280	5,055,801	4,934,262	4,945,134
Short-term borrowings
FHLB short-term advances	—	—	—	25,000	—
Customer repurchase agreements	339,153	322,668	304,941	309,856	278,671
FHLB long-term advances	150,000	150,000	150,000	100,000	100,000
Other liabilities	101,211	114,707	121,210	121,868	142,187
Total Liabilities	5,693,015	5,654,655	5,631,952	5,490,986	5,465,992

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	175,602	174,834	175,747	177,424	177,113
Retained earnings	835,778	817,549	799,024	780,299	763,425
Cost of common stock in treasury	(230,836)	(230,944)	(218,555)	(217,737)	(211,430)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(84,283)	(119,737)	(119,023)	(107,958)	(163,171)
Underfunded pension liability	(2,581)	(2,581)	(2,581)	(2,581)	(3,422)
Total Accumulated Other Comprehensive Loss	(86,864)	(122,318)	(121,604)	(110,539)	(166,593)
Total Stockholders' Equity	741,299	686,740	682,231	677,066	610,134
Total Liabilities and Stockholders' Equity	$6,434,314	$6,341,395	$6,314,183	$6,168,052	$6,076,126

Regulatory Capital
Total CET 1 capital	$669,862	$650,108	$644,235	$627,579	$615,798
Total tier 1 capital	669,862	650,108	644,235	627,579	615,798
Total risk-based capital	690,857	671,959	665,707	648,646	637,245
Total risk-weighted assets	4,024,686	4,037,614	3,989,171	3,996,688	4,009,798

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023

Commercial and industrial	$424,414	$408,312	$407,770	$426,950	$424,647

1-4 Family	194,670	195,992	202,378	206,237	197,081
Hotels	383,232	370,954	354,929	357,142	321,236
Multi-family	193,875	190,390	186,555	189,165	192,329
Non Residential Non-Owner Occupied	665,210	668,330	682,609	680,590	651,498
Non Residential Owner Occupied	236,826	235,993	232,440	240,328	222,544
Commercial real estate (1)	1,673,813	1,661,659	1,658,911	1,673,462	1,584,688

Residential real estate (2)	1,806,578	1,797,260	1,786,764	1,788,150	1,768,358
Home equity	190,149	179,607	171,292	167,201	159,630
Consumer	58,710	62,352	63,556	65,246	65,586
DDA overdrafts	4,166	3,683	3,495	4,914	4,573
Gross Loans	$4,157,830	$4,112,873	$4,091,788	$4,125,923	$4,007,482

Construction loans included in:
(1) - Commercial real estate loans	$2,736	$2,233	$6,651	$2,459	$2,533
(2) - Residential real estate loans	7,604	9,766	19,709	23,066	20,056

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Allowance for Loan Losses
Balance at beginning of period	$22,688	$22,310	$22,745	$23,128	$22,751	$22,745	$17,108

Charge-offs:
Commercial and industrial	(206)	(61)	(306)	(84)	—	(573)	(69)
Commercial real estate	(1,909)	(40)	(31)	(5)	(256)	(1,980)	(376)
Residential real estate	(43)	(286)	(19)	(68)	(88)	(348)	(140)
Home equity	(57)	(121)	(27)	(21)	(112)	(205)	(379)
Consumer	(24)	(20)	(115)	(6)	(10)	(159)	(181)
DDA overdrafts	(436)	(373)	(356)	(416)	(422)	(1,165)	(1,229)
Total charge-offs	(2,675)	(901)	(854)	(600)	(888)	(4,430)	(2,374)

Recoveries:
Commercial and industrial	24	38	25	70	597	87	766
Commercial real estate	193	165	11	17	74	369	260
Residential real estate	27	179	49	4	28	255	43
Home equity	13	38	9	13	18	60	34
Consumer	25	24	98	45	27	147	78
DDA overdrafts	337	335	407	368	321	1,079	1,034
Total recoveries	619	779	599	517	1,065	1,997	2,215

Net charge-offs	(2,056)	(122)	(255)	(83)	177	(2,433)	(159)
Provision for (recovery of) credit losses	1,200	500	(180)	(300)	200	1,520	3,543
PCD Loan Reserves	—	—	—	—	—	—	2,811
Adoption of ASU 2022-02	—	—	—	—	—	—	(175)
Balance at end of period	$21,832	$22,688	$22,310	$22,745	$23,128	$21,832	$23,128

Loans outstanding	$4,157,830	$4,112,873	$4,091,788	$4,125,923	$4,007,482
Allowance as a percent of loans outstanding	0.53%	0.55%	0.55%	0.55%	0.58%
Allowance as a percent of non-performing loans	141.1%	236.8%	206.8%	290.6%	440.1%

Average loans outstanding	$4,133,520	$4,092,464	$4,092,529	$4,045,889	$3,956,871	$4,106,271	$3,852,057
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.20%	0.01%	0.02%	0.01%	(0.02)%	0.08%	0.01%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Nonaccrual Loans
Residential real estate	$2,596	$3,214	$3,452	$2,849	$2,839
Home equity	109	63	121	111	75
Commercial and industrial	3,631	3,135	3,405	2,211	716
Commercial real estate	9,031	3,118	3,807	2,387	1,355
Consumer	—	—	1	—	1
Total nonaccrual loans	15,367	9,530	10,786	7,558	4,986
Accruing loans past due 90 days or more	102	50	—	270	269
Total non-performing loans	15,469	9,580	10,786	7,828	5,255
Other real estate owned	729	629	752	731	720
Total non-performing assets	$16,198	$10,209	$11,538	$8,559	$5,975

Non-performing assets as a percent of loans and other real estate owned	0.39%	0.25%	0.28%	0.21%	0.15%

Past Due Loans
Residential real estate	$8,205	$7,991	$5,035	$8,059	$6,247
Home equity	1,571	819	1,028	1,235	1,278
Commercial and industrial	57	1,087	26	435	568
Commercial real estate	992	565	138	715	1,478
Consumer	161	97	75	129	84
DDA overdrafts	333	327	406	364	398
Total past due loans	$11,319	$10,886	$6,708	$10,937	$10,053

Total past due loans as a percent of loans outstanding	0.27%	0.26%	0.16%	0.27%	0.25%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,984,502	$25,654	5.14%	$1,969,769	$24,763	5.06%	$1,910,876	$22,702	4.71%
Commercial, financial, and agriculture (2)	2,082,888	34,708	6.63%	2,055,263	33,524	6.56%	1,975,463	31,743	6.38%
Installment loans to individuals (2), (3)	66,130	1,045	6.29%	67,432	998	5.95%	70,532	1,138	6.40%
Total loans	4,133,520	61,407	5.91%	4,092,464	59,285	5.83%	3,956,871	55,583	5.57%
Securities:
Taxable	1,343,323	14,402	4.27%	1,302,197	13,947	4.31%	1,277,265	12,432	3.86%
Tax-exempt (4)	159,225	1,043	2.61%	158,894	1,060	2.68%	170,806	1,152	2.68%
Total securities	1,502,548	15,445	4.09%	1,461,091	15,007	4.13%	1,448,071	13,584	3.72%
Deposits in depository institutions	103,322	1,417	5.46%	139,852	1,920	5.52%	90,684	1,265	5.52%
Total interest-earning assets	5,739,390	78,269	5.43%	5,693,407	76,212	5.38%	5,495,626	70,432	5.08%
Cash and due from banks	110,765			103,004			69,658
Premises and equipment, net	70,998			71,491			73,004
Goodwill and intangible assets	161,009			161,607			163,602
Other assets	292,758			316,440			332,551
Less: Allowance for loan losses	(23,205)			(22,694)			(23,558)
Total assets	$6,351,715			$6,323,255			$6,110,883

Liabilities:
Interest-bearing demand deposits	$1,321,922	$4,100	1.23%	$1,320,402	$3,845	1.17%	$1,300,936	$3,068	0.94%
Savings deposits	1,220,009	2,200	0.72%	1,248,330	2,232	0.72%	1,314,484	2,319	0.70%
Time deposits (2)	1,174,217	10,772	3.65%	1,125,036	9,820	3.51%	985,038	5,163	2.08%
Short-term borrowings	323,844	3,788	4.65%	336,434	3,900	4.66%	272,558	2,990	4.35%
FHLB long-term advances	150,000	1,586	4.21%	150,000	1,568	4.20%	100,000	1,035	4.11%
Total interest-bearing liabilities	4,189,992	22,446	2.13%	4,180,202	21,365	2.06%	3,973,016	14,575	1.46%
Noninterest-bearing demand deposits	1,334,762			1,341,642			1,359,268.062
Other liabilities	99,797			112,301			123,137
Stockholders' equity	727,164			689,110			655,462
Total liabilities and
stockholders' equity	$6,351,715			$6,323,255			$6,110,883.062
Net interest income		$55,823			$54,847			$55,857
Net yield on earning assets			3.87%			3.87%			4.03%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$127			$60			$254

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$27	$72	$47
Commercial, financial, and agriculture	752	683	720
Installment loans to individuals	5	6	4
Time deposits	14	21	240
	$798	$782	$1,011

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,968,377	$74,566	5.06%	$1,882,397	$64,410	4.57%
Commercial, financial, and agriculture (2)	2,070,431	102,211	6.59%	1,904,001	87,745	6.16%
Installment loans to individuals (2), (3)	67,463	3,042	6.02%	65,659	2,784	5.67%
Total loans	4,106,271	179,819	5.85%	3,852,057	154,939	5.38%
Securities:
Taxable	1,282,167	40,390	4.21%	1,300,373	35,999	3.70%
Tax-exempt (4)	159,654	3,154	2.64%	182,858	3,826	2.80%
Total securities	1,441,821	43,544	4.03%	1,483,231	39,825	3.59%
Deposits in depository institutions	119,649	4,907	5.48%	166,116	5,440	4.38%
Total interest-earning assets	5,667,741	228,270	5.38%	5,501,404	200,204	4.87%
Cash and due from banks	104,269			69,998
Premises and equipment, net	71,479			72,631
Goodwill and intangible assets	161,622			150,808
Other assets	305,113			324,658
Less: Allowance for loan losses	(23,014)			(21,602)
Total assets	$6,287,210			$6,097,897

Liabilities:
Interest-bearing demand deposits	$1,308,779	$11,384	1.16%	$1,288,387	$7,582	0.79%
Savings deposits	1,240,788	6,705	0.72%	1,352,005	5,610	0.55%
Time deposits (2)	1,124,295	28,977	3.44%	950,276	11,616	1.63%
Short-term borrowings	324,631	11,309	4.65%	282,857	8,334	3.94%
FHLB long-term advances	145,620	4,577	4.20%	55,678	1,683	4.04%
Total interest-bearing liabilities	4,144,113	62,952	2.03%	3,929,203	34,825	1.18%
Noninterest-bearing demand deposits	1,332,988			1,407,922
Other liabilities	109,194			122,854
Stockholders' equity	700,915			637,918
Total liabilities and
Stockholders' equity	$6,287,210			$6,097,897
Net interest income		$165,318			$165,379
Net yield on earning assets			3.90%			4.02%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$320			$1,165

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$145	$165
Commercial, financial, and agriculture	2,499	1,575
Installment loans to individuals	17	15
Time deposits	98	403
	$2,759	$2,158

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Net Interest Income/Margin
Net interest income ("GAAP")	$55,605	$54,625	$54,427	$54,666	$55,614	$164,657	$164,575
Taxable equivalent adjustment	218	222	220	223	243	661	804
Net interest income, fully taxable equivalent	$55,823	$54,847	$54,647	$54,889	$55,857	$165,318	$165,379

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	11.52%	10.83%	10.81%	10.98%	10.04%
Effect of goodwill and other intangibles, net	(2.26)	(2.33)	(2.35)	(2.41)	(2.49)
Tangible common equity to tangible assets	9.26%	8.50%	8.46%	8.57%	7.55%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$26,463	0.64%	3.71	NA
Natural Gas Distribution	19,295	0.46	5.46	NA
Masonry Contractors	24,847	0.60	1.04	84%
Sheet Metal Work Manufacturing	24,917	0.60	1.22	68%
Beer & Ale Merchant Wholesalers	26,613	0.64	3.28	NA
Gasoline Stations with Convenience Stores	39,391	0.95	4.76	65%
Lessors of Residential Builidings & Dwellings	424,956	10.24	1.89	66%
1-4 Family	187,609	4.52	2.97	67%
Multi-Family	171,726	4.14	1.84	64%
Lessors of Nonresidential Buildings	583,124	14.05	1.70	65%
Office Buildings	136,697	3.29	1.64	62%
Lessors of Mini-Warehouses & Self-Storage Units	54,043	1.30	1.43	61%
Assisted Living Facilities	26,580	0.64	1.38	61%
Hotels & Motels	383,651	9.24	1.45	63%

	Average Balance	Median Balance
Commercial Loans	$451	$94
Commercial Real Estate Loans	515	123

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	September 30, 2024	June 30, 2024
Noninterest-Bearing Demand Deposits	18%	17%

Interest-Bearing Deposits
Demand Deposits	16%	13%
Savings Deposits	12%	12%
Time Deposits	16%	16%
Total Deposits	15%	14%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2024	24,853	4,007	1.6%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).